Exhibit (3)(i)(d)

STATE OF IDAHO

DEPARTMENT OF STATE

I, PETE T. CENARRUSA, Secretary of State of the State of Idaho and custodian of the Seal of said, do hereby certify that the annexed is a full, true and complete transcript of articles of amendment to articles of incorporation of IDAHO GENERAL MINES, INC., an Idaho corporation, amending Article IV—extending the corporate existence to perpetual, received and filed in this office on the 7th day of May,1973 as appears of record in this office as f this date.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Idaho.

Done at Boise, Idaho, this 7th day of May, A.D., 1973.

PETE T. CENARRUSA, Secretary of State

/s/  K. Long, Corporation Clerk

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CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

We, the undersigned President and Secretary, respectively, of Idaho General Mines, Inc., hereby certify as follows:

That Idaho General Mines, Inc. is a corporation duly organized and existing under and by virtue of the laws of the State of Idaho; that the Articles of Incorporation of said corporation were filed in the office of the Secretary of State on the 23rd day of November, 1925; that a Certificate of Amendment to the Articles of Incorporation was filed in the office of the Secretary of State on the 20th day of December, 1930; that a Certificate of Amendment to the Articles of Incorporation was filed in the office of the Secretary of State on the 9th day of June, 1966, and that a Certificate of Amendment to the Articles of Incorporation was filed in the office of the Secretary of State on the 22nd day of May, 1967.

That a special meeting of the Board of Directors of said corporation was duly and regularly noticed and held on the 17th day of March, 1973, at the office of the corporation in Kellogg, Shoshone County, Idaho, at 10:30 o’clock. A.M., of said day, to consider and act upon amending Article Fourth of the original Articles of Incorporation t change the corporate existence from fifty (50) years to perpetual; that at said meeting four-fifths of the Directors of the corporation were present and believing it will be for the best interests of the stockholders of the corporation that Article Fourth of the original Articles of Incorporation be so changed, set Tuesday, the first day of May, 1973, at one o’clock, P.M., Kellogg time, at Union-Legion Hall, 405 West Park Avenue, in Kellogg, Shoshone County, Idaho, as the time and place for the Board of Directors to meet and finally vote upon the proposed change to be made in the original Articles of Incorporation to extend the existence of the corporation from fifty (50) years to perpetual; that notice of said Special Meeting of the Board of Directors was mailed to each Director and to each stockholder shown on the books of the corporation at his last known mailing address on the 30th day of March, 1973; that said notice stated the intention of the Directors to vote upon such proposed extension and set forth the right of stockholders to object to such proposed extension; that said notice also was published for four consecutive weeks prior to said meeting in the Kellogg-NEWS-Wardner, a weekly newspaper of general circulation in the County f Shoshone, Idaho; that no objection having been received by the corporation or its Directors from any stockholder shown on the records of the corporation, the Directors duly met on said first day of May, 1973, at the time and place specified in said notice and by vote of four-fifths of the Directors of the corporation, being all of the directors present at said meeting, adopted the following resolution:

“BE IT RESOLVED that the Articles of Incorporation of Idaho General Mines, Inc., be amended by changing Article Fourth of the original Articles of Incorporation which reads as follows:

‘FOURTH – The existence of this corporation is to be for a period of fifty (50 years’

to read:

‘FOURTH – The existence of this corporation is to be perpetual.’

BE IT FURTHER RESOLVED that the proper officers of this corporation be and they are hereby authorized to file such papers and perform such other acts as may be necessary to carry said resolution into effect.”

IN WITNESS WHEREOF, we, the President and Secretary, have hereunto set our hands this first day of May, 1973.

/s/ Albert M. Nash, President

/s/ Mary A. Nash, Secretary

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Articles of Amendment of Idaho General Mines, Inc. IV-Chg corporate Existence to perpetual

Approved, filed and admitted to the records of Articles of Incorporation of the State of Idaho and certificate issued this 7th day of May, 1973 at 10:04 o’clock a.m.

Pete T. Cenarrusa, Secretary of State

By /s/ K. Long, Corporation Clerk

Filed by Corporation

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